Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 22, 2017, by and among CAESARS RESORT COLLECTION, LLC, a Delaware limited liability company (the “New Issuer”), each of the undersigned subsidiary guarantors (the “Initial Guarantors”) of the New Issuer, CRC FINCO, INC., a Delaware corporation (“Finance” and, together with the New Issuer, the “Issuers”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS CRC Escrow Issuer, LLC (the “Escrow Issuer”) and Finance have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 16, 2017, providing for the issuance of the Issuers’ 5.250% Senior Notes due 2025 (the “Notes”), initially in the aggregate principal amount of $1,700,000,000;

WHEREAS concurrently with the execution of this Supplemental Indenture, the Escrow Issuer will merge with and into the New Issuer, with the New Issuer continuing as the surviving entity;

WHEREAS Section 10.05 of the Indenture provides that it is a condition to release of funds from escrow that (i) the New Issuer shall assume all obligations of the Escrow Issuer in respect of the Notes and the Indenture and be substituted for, and may exercise every right and power of, the Escrow Issuer under this Indenture and the Escrow Issuer will be released from all obligations hereunder and (ii) each Initial Guarantor will become a Guarantor under the Indenture; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the Initial Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Initial Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to be Bound. (a) The New Issuer acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and (b) acknowledges and agrees to (i) unconditionally assume all of the Escrow Issuer’s obligations under the Notes and the Indenture; (ii) be bound by all applicable provisions of the Indenture as if made by, and with respect to the New Issuer and (iii) perform all obligations and duties required of the Escrow Issuer pursuant to the Indenture. From and after the date hereof, all references in the Indenture to “Issuers” shall refer to the New Issuer and Finance instead of the Escrow Issuer and Finance.

3. Agreement to Guarantee. The Initial Guarantors hereby agree, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture.

4. Notices. All notices or other communications to the New Issuer or any Initial Guarantor shall be given as provided in Section 13.02 of the Indenture.

5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

FINANCE:

CRC FINCO, INC.

By:	/s/ Eric Hession
	Name:	Eric Hession
	Title:	Chief Financial Officer, Treasurer and Secretary

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW ISSUER:

CAESARS RESORT COLLECTION, LLC

By:	/s/ Eric Hession
	Name:	Eric Hession
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

INITIAL GUARANTORS:

CAESARS FLORIDA ACQUISITION COMPANY, LLC

CAESARS GROWTH BALLY’S LV, LLC

CAESARS GROWTH CROMWELL, LLC

CAESARS GROWTH HARRAH’S NEW ORLEANS, LLC

CAESARS GROWTH LAUNDRY, LLC

CAESARS GROWTH PH FEE, LLC

CAESARS GROWTH PH, LLC

CAESARS GROWTH QUAD, LLC

EASTSIDE CONVENTION CENTER, LLC

By: CAESARS RESORT COLLECTION, LLC its sole member

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	Chief Financial Officer and Treasurer

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

INITIAL GUARANTORS:

LAUNDRY NEWCO, LLC

By: CAESARS GROWTH LAUNDRY, LLC its sole member

By: CAESARS RESORT COLLECTION, LLC its sole member

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	Chief Financial Officer and Treasurer

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

INITIAL GUARANTORS:

3535 LV NEWCO, LLC

CAESARS GROWTH PROPERTIES FINANCE,     INC.

CORNER INVESTMENT COMPANY, LLC

FHR NEWCO, LLC

FLAMINGO-LAUGHLIN NEWCO, LLC

JAZZ CASINO COMPANY, L.L.C.

JCC FULTON DEVELOPMENT, L.L.C.

JCC HOLDING COMPANY II LLC

LVH NEWCO, LLC

PARBALL NEWCO, LLC

PHWLV, LLC

TSP OWNER LLC

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	Chief Financial Officer and Treasurer

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

INITIAL GUARANTORS:

AC CONFERENCE HOLDCO., LLC

AC CONFERENCE NEWCO., LLC

CAESARS ENTERTAINMENT RESORT     PROPERTIES FINANCE, INC.

CAESARS LINQ, LLC

CAESARS OCTAVIUS, LLC

FLAMINGO LAS VEGAS OPERATING     COMPANY, LLC

HARRAH’S LAS VEGAS, LLC

HARRAH’S LAUGHLIN, LLC

OCTAVIUS/LINQ INTERMEDIATE     HOLDING, LLC

PARIS LAS VEGAS OPERATING COMPANY,     LLC

RIO PROPERTIES, LLC

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	Treasurer

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

INITIAL GUARANTORS:

HARRAH’S ATLANTIC CITY MEZZ 1, LLC

HARRAH’S ATLANTIC CITY MEZZ 2, LLC

HARRAH’S ATLANTIC CITY MEZZ 3, LLC

HARRAH’S ATLANTIC CITY MEZZ 4, LLC

HARRAH’S ATLANTIC CITY MEZZ 5, LLC

HARRAH’S ATLANTIC CITY MEZZ 6, LLC

HARRAH’S ATLANTIC CITY MEZZ 7, LLC

HARRAH’S ATLANTIC CITY MEZZ 8, LLC

HARRAH’S ATLANTIC CITY MEZZ 9, LLC

HARRAH’S ATLANTIC CITY OPERATING     COMPANY, LLC

HARRAH’S ATLANTIC CITY PROPCO, LLC

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	Treasurer

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By: Deutsche Bank National Trust Company

By:	/s/ Kathryn Fischer
Name: Kathryn Fischer
Title: Assistant Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Assistant Vice President

[Signature Page to Supplemental Indenture]